EXHIBIT 10.12
SIXTH AMENDMENT TO LEASE AGREEMENT
     THIS SIXTH AMENDMENT TO LEASE AGREEMENT (this “Amendment”) is made as of the 27th day of January, 2006, by and between 1899 L STREET TOWER LLC, a Delaware limited liability company (“Landlord”), and BLACKBOARD INC. (“Tenant”).
W I T N E S S E T H:
     WHEREAS, 1899 L Street LLC (“Original Landlord”) and Tenant entered into that certain Office Lease dated November 22, 1999 (the “Original Lease”), as amended by that certain Amendment to Lease Agreement dated February 16, 2000 (the “First Amendment”) as further amended by that certain Second Amendment to Lease Agreement dated July 2000, as further amended by that certain Third Amendment to Lease Agreement dated January 31, 2001 (the “Third Amendment”), as further amended by that certain Fourth Amendment to Lease Agreement dated March 22, 2002 (the “Fourth Amendment”), as further amended by that certain Fifth Amendment to Lease Agreement dated August 31, 2005, executed by Landlord (as successor-in-interest to Original Landlord) (the “Fifth Amendment”: all of the foregoing being collectively, the “Lease”) pertaining to 51,915 square feet of space (the “Existing Premises”), including the 500 square feet of storage space leased by Tenant pursuant to the Original Lease and the 700 square feet of storage space leased by Tenant pursuant to the Second Amendment (collectively, the “Existing Storage Space”) located in that certain building (the “Building”) located at 1899 L Street NW, Washington D.C.; and
     WHEREAS, Landlord and Tenant have agreed that Tenant will expand the Existing Premises, as more particularly provided for herein.
     NOW THEREFORE, in consideration of the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby amend the Lease as follows:
A G R E E M E N T
     1. Inclusion of Additional storage Space. Effective as of January 1, 2006:
          (a) An additional 646 square feet of storage space known as LL-9 (the “LL-9 Storage Space”) shall be added to and constitute a part of the Premises, subject to all of the terms and conditions of the Lease (including, but not limited to Section 5, except as provided in this Amendment); and
          (b) The rentable area of the Premises shall be increased by six hundred forty-six (646) square feet, and therefore, the total rentable area of the Premises shall be fifty-two thousand five hundred sixty-one (52,561) square feet.
     2. Inclusion of Additional Second Floor Premises. Effective as of the Additional Second Floor Premises Commencement Date (defined below):
          (a) The second floor of the Building containing 10,104 square feet, as shown on the plan attached hereto as Exhibit A-1 (the “Additional Second Floor Premises”); shall be added to and constitute a part of the Premises, subject to all of the terms and conditions of the Lease (including, but not limited to, Section 5, except as provided in this Amendment; and
          (b) The rentable area of the Premises shall be increased by ten thousand one hundred four (10,104) square feet, and therefore, effective on the Additional Second Floor Premises Commencement Date, the total rentable area of the Premises shall be sixty-two thousand six hundred sixty-five (62,665) square feet.
     3. Extension of Term. The Expiration Date of the Lease, as set forth in Paragraph 1.5 of the Original Lease, as amended by Paragraph 4 of the Third Amendment, is hereby extended from May 31, 2007 to January 31, 2008 (the “Extension Period”).
     4. Occupancy Dates and Term.
          (a) The term (the “LL-9 Storage Space Term”) of the leasing of the LL-9 Storage Space shall commence on January 1, 2006 and shall be coterminous with the Term of the Lease (January 31, 2008), as set forth in Paragraph 3 above.
          (b) The term (the “Additional Second Floor Premises Term”) of the leasing of the Additional Second Floor Premises shall commence on and shall be the date that is fifteen (15) days after the tenant occupying the Additional Second Floor Premises as of the date hereof vacates the Additional Second Floor Premises (the “Additional Second Floor Premises Commencement Date”), provided Landlord will use commercially reasonable efforts to notify Tenant of the Additional Second Floor Premises Commencement Date at least twenty (20) days prior to such date. Landlord anticipates that the delivery date will occur around June 1, 2006. Unless sooner terminated pursuant to the provisions of the Lease, the term of the leasing of the Additional Second Floor Premises shall be coterminous with the Term of the Lease (January 31, 2008), as set forth in Paragraph 3 above, and the period from the Additional Second Floor Premises Commencement Date to the last day of the twelfth (12th) full calendar month following the calendar month in which the Additional Second Floor Premises Commencement Date occurs shall be the first “Lease Year” of the Additional Second Floor Premises Term. Thereafter, each consecutive twelve (12) calendar month period during the Additional Second Floor Premises Term shall constitute one (1) Lease Year. Notwithstanding anything contained herein to the contrary, if the Additional Second Floor Premises Commencement Date occurs on the first (1st) day of a calendar month, the first Lease Year during the Additional Second Floor Premises Term shall be twelve (12) full calendar months.
     5. Rent for LL-9 Storage Space. The Rent during the LL-9 Storage Space Term for the LL-9 Storage Space shall be as follows:

Applicable
Period	Annual Rent	Monthly Rent	Per Square Foot
1/1/06 – 12/31/06	$11,628.00	$969.00	$18.00
1/1/07 – 12/31/07	$11,918.76	$993.23	$18.45
1/1/08 – 1/31/08	$12,215.88	$1,017.99	$18.91

     6. Rent for Additional Second Floor Premises. Subject to Paragraph 10(c) below, effective as of the Additional Second Floor Premises Commencement Date, Rent for the Additional Second Floor Premises only shall be as follows:

Applicable
Period	Annual Rent	Monthly Rent	Per Square Foot
Lease Year 1	$383,952.00	$31,996.00	$38.00
Lease Year 2 (to be prorated)	$393,550.80	$32,795.90	$38.95
     7. Rent for Existing Premises (other than Additional Third Floor Premises). The Rent during the Extension Period for each portion of the Premises other than the LL-9 Storage Space, the Additional Second Floor Premises and the Additional Third Floor Premises (as defined in this Fifth Amendment) shall be as follows:

	Annual Rent	Monthly Rent
	Existing Premises	Existing Premises	Existing Premises
	(excluding	(excluding	Per Square Foot
	Existing Storage	Existing Storage	(excluding
	Space and	Space and	Existing Storage
Applicable	Additional Third	Additional Third	Space and Additional	Existing
Period	Floor Premises)	Floor Premises)	Third Floor Premises)	Storage Space
6/1/07 – 01/31/08	$1,632,880.68	$136,073.39	$35.88	$2,067.75/mo.
(to be prorated)
     8. Rent for Additional Third Floor Premises. The Rent during the Extension Period for the Additional Third Floor Premises shall be as follows:

			Additional Third
			Floor Premises Per
Applicable Period	Annual Rent	Monthly Rent	Square Foot
6/1/07 – 12/31/07	$196,110.00	$16,342.50	$37.67
	(to be prorated)
1/1/08 – 1/31/08	$201,003.72	$16,750.31	$38.61
	(to be prorated)
     9. Operating Expenses and Real Estate Taxes; Adjustment of Additional Rent. As of the Additional Second Original Floor Premises Term, Tenant’s “pro rata share” referenced in Paragraph 2.2(a)(iii) of the Original Lease, as amended, shall be increased from “39.13%” to “46.76%”. For purposes of Paragraph 2.2(a)(iii) of the Original Lease, the “Base Year” shall continue to be the 2000 calendar year with respect to the original 23.45%, and shall continue to be the 2001 calendar year with respect to the 7.77% relating to the 12th Floor Premises added pursuant to the Third Amendment, and shall continue to be the 2002 calendar year with respect to the 3.95% relating to the Additional Seventh Floor Premises added pursuant to the Fourth Amendment and shall continue to be calendar year 2006 for the Third Floor Premises added pursuant to the Fifth Amendment, but the “Base Year” with respect to the additional 7.63% relating to the Additional Second Floor Premises shall be calendar year 2006.
     10. Acceptance of the Additional Second Floor Premises.
          (a) Tenant acknowledges that Tenant has inspected and is fully familiar with the Additional Second Floor Premises and, Tenant shall accept the same in its broom clean, “as is” condition subject to Landlord’s repair obligations in Section 3.3 of the Original Lease.
          (b) If Tenant makes alterations, including, without limitation, the installation of a security access system, to the Premises in accordance with the Lease generally and with Section 4.1 in particular during the period from the Additional Second Floor Premises Commencement Date until twelve (12) months after the Additional Second Floor Premises Commencement Date (the “Contribution Period”), and provided Tenant is not in default under the Lease, Landlord shall contribute the sum of (a) $58,098.00 (the “Improvement Contribution”) plus (b) the Additional Improvement Contribution (as defined below), if applicable, towards the cost of said work. Tenant shall have the right, without the need to receive the consent of Landlord, to retain a general contractor selected by Tenant to perform such alterations, provided Tenant notifies Landlord of the name of such general contractor and general contractor is licensed, bonded and insured to do business in the District of Columbia. Within ten (10) days after Tenant’s completion of the alterations made during the Contribution Period (but in no event later than twelve (12) months after Additional Second Floor Premises Commencement Date), Tenant shall submit to Landlord a detailed breakdown of the costs of said alterations, together with final lien waivers, contractors’ affidavits and architects’ certificates, in each case to the extent applicable, in such form as may be reasonably required by Landlord and any other documentation required at the completion of alterations pursuant to the Lease. Landlord shall pay to Tenant (up to the sum of (a) the Improvement Contribution and Additional Improvement Contribution, if applicable) the amount incurred by Tenant in the performance of the alterations made during the Contribution Period within thirty (30) days after receipt of the documentation required in the immediately preceding sentence. Tenant shall not be entitled to any portion of the Improvement Contribution and/or Additional Improvement Contribution not used in the performance of alterations during the Contribution Period. Landlord shall not be entitled to any compensation or fee in connection with the alterations performed by Tenant.
          (c) At Tenant’s option, Landlord shall contribute, upon ten (10) days prior written notice, up to $17,682.00 (the “Additional Improvement Contribution”) in addition to the Improvement Contribution set forth above. If Landlord makes the Additional Improvement Contribution, the Monthly Rent for Additional Second Floor Premises the shall be increased by an amount required to amortize, in equal, consecutive payments the Additional Improvement Contribution including interest at the rate of eight percent (8%) per annum over the Additional Second Floor Premises Term.
     11. Parking Spaces. The number of unreserved parking spaces to be made available by Landlord to Tenant pursuant to Paragraph 11.2 of the Lease is hereby increased from “forty-four (44)” to “fifty-one (51)”. Tenant’s rights to the seven (7) additional spaces shall terminate if Tenant does not notify Landlord in writing of Tenant’s exercise of such rights on or before August 31, 2006.
     12. Modification of Extension Option. Tenant’s option to extend the Term provided in Paragraph 1.6 of the Original Lease, as amended by Paragraph 5 in the Third Amendment, shall remain in full force and effect, except that (a) the Extended Term (as defined in the Third Amendment) shall commence on February 1, 2008 and shall expire on January 31, 2013, and (b) the period during which the option must be exercised shall be from August 1, 2006 to January 31, 2007. Additionally, in Section 1.6 of the Original Lease, “fair market rental of the Premises as of the date of Tenant’s exercise of the extension option” is hereby deleted and replaced with “fair market rental of the Premises as of the commencement date of the Extended Term”.
     13. As-Built Plans. Landlord shall, at its sole cost and expense, provide Tenant with copies of all of Landlord’s as-built plans in the possession of Landlord’s architect, including mechanical and electrical, required by Tenant’s architect in connection with Tenant’s alterations of the Additional Second Floor Premises.
     14. Broker Warranty. Landlord and Tenant each warrant that it has had no dealings with any broker, agent or any other person in connection with the negotiation or execution of this Amendment other than Studley Inc., and Transwestern Commercial Services (collectively, the “Brokers”). Landlord and Tenant agree to indemnify and hold harmless the other from and against any and all cost, expense, or liability for commissions or other compensation and charges claimed by any broker or agent (other than the Brokers) with respect to this Amendment on account of the acts of the indemnifying party.
     15. ERISA. Tenant hereby represents and warrants to Landlord that
          (a) Tenant is not a “party in interest” (within the meaning of Section 3(14) of the Employee Retirement Income Security Act of 1974, as amended) or a “disqualified person” (within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended) with respect to The Metropolitan Life Retirement Plan for United States Employees, and (ii) no portion of or interest in the Lease will be treated as the asset of any (a) “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended), (b) “plan” (within the meaning of Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended, or (c) entity whose underlying assets include “plan assets” by reason of a plan’s investment in such entity ; and
          (b) Neither Tenant nor any ten percent (10%) or greater owner of Tenant owns, directly or indirectly, more than ten percent (10%) of (i) any class of stock of Metropolitan Life Insurance Company or any affiliate of Metropolitan Life Insurance Company; or (ii) any class of stock of BlackRock Realty Corporation or any affiliate of BlackRock Realty Corporation (including PNC Bank).
     16. OFAC Compliance.
          (a) Each party represents and warrants to the other party that it is (i) not currently identified on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation (collectively, the “List”) and (ii) not a person or entity with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States.
          (b) Tenant represents and warrants to Landlord that (i) none of the funds or other assets of Tenant constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person (as hereinafter defined), and (ii) none of the funds of Tenant have been derived from any unlawful activity with the result that the investment in Tenant is prohibited by law or that the Lease, as amended and/or extended, is in violation of Applicable Law. The term “Embargoed Person” means any person, entity or government subject to trade restrictions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §1701, et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1, et seq., and any Executive Orders or regulations promulgated thereunder with the result that the investment in Tenant is prohibited by any Applicable Law or Tenant is in violation of any Applicable Law.

          (c) Each party covenants and agrees with the other party (i) to comply with all Applicable Laws relating to money laundering, anti-terrorism, trade embargos and economic sanctions, now or hereafter in effect, (ii) to promptly notify the other party in writing if any of the representations, warranties or covenants set forth in this sub-paragraph or the preceding sub-paragraphs are no longer true or have been breached or if such party has a reasonable basis to believe that they may no longer be true or have been breached, (iii) not to use funds from any “Prohibited Person” (as such term is defined in the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) to make any payment due to the other party under the Lease, as amended and/or extended, and (iv) at the reasonable request by a party, to provide such information as may be requested by such party to determine the other party’s compliance with the terms hereof.
          (d) Each party hereby acknowledges and agrees that its inclusion on the List at any time during the Term shall be a material default of the Lease. Notwithstanding anything herein to the contrary, Tenant shall not permit the Premises or any portion thereof to be used or occupied by any person or entity on the List or by any Embargoed Person (on a permanent, temporary or transient basis), and any such knowing use or occupancy of the Premises by any such person or entity shall be a material default of the Lease.
     17. Definitions. Unless the context otherwise requires, any capitalized term used herein shall have its respective meaning as set forth in the Lease.
     18. Integration of Amendment and Lease. This Amendment and the Lease shall be deemed to be, for all purposes, one instrument. In the event of any conflict between the terms and provisions of this Amendment and the terms and provisions of the Lease, the terms and provisions of this Amendment shall, in all instances, control and prevail.
     19. Counterparts. This Amendment may be executed by each of the parties hereto in separate counterparts and have the same force and effect as if all of the parties had executed it as a single document.
     20. Ratification. Except as modified herein, all of the remaining terms and provisions of the Lease shall remain in full force and effect.
[signature page follows]

     IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

LANDLORD:

1899 L STREET TOWER LLC, a Delaware limited liability company

By:	BlackRock Realty Advisors, Inc., its manager

By:	/s/ Cathy Bernstein

Name: Cathy Bernstein
Title: Director

TENANT:

BLACKBOARD INC.

By:	/s/ Matthew Small

Name: Matthew Small
Title: General Counsel